Exhibit (c)(xix)

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L December 2024 Nordstrom – Valuation Overview

C O N F I D E N T I A L P R O J E C T N A V Y Executive Summary SITUATION OVERVIEW Nordstrom is conducting a sale process for a potential take private transaction Nordstrom created a special committee to analyze any potential offers Liverpool currently owns a ~9.6% stake in Nordstrom and has been Nordstrom’s second - largest minority shareholder since 2022, behind the Nordstrom family Liverpool is participating in such potential take private process in partnership with the Nordstrom family If successful, potential resulting pro - forma ownerships would be: – Liverpool: 49.9%, Nordstrom family 50.1% J.P. Morgan has been engaged by Liverpool to provide views on valuation and M&A advisory on transaction structure as well as negotiations with both its partners and the target Nordstrom’s special committee held a couple of meetings to analyze the offers and concluded on October 18 th that they would recommend accepting a price of US$24.25 per share, valuing Nordstrom’s Equity Value at US$4,008mm 1 VALUATION ASSIGNMENT To perform the valuation analysis, J.P. Morgan relied entirely on projections and long - term views of the Target provided and approved by the management of Liverpool based on the management of Nordstrom (the “Nordstrom Management”) projected figures. Such projections include, among others, perpetuity growth assumptions J.P. Morgan has also consulted publicly available information for some reference data points, all labeled appropriately throughout the Presentation Notes: 1 Considers a number of diluted shares outstanding of ~165.3mm shares for Nordstrom as of December 17, 2024 1

C O N F I D E N T I A L P R O J E C T N A V Y Agenda Page 2 Nordstrom Overview 1 5 Navy Valuation 2 14 Appendix 3

CONFIDENTIAL

Nordstrom At-A-Glance *(For Reference Only)*

COMPANY OVERVIEW

- Serves customers through **380+** Nordstrom, Nordstrom Local and Nordstrom Rack locations and digitally through the **Nordstrom and Rack apps and website**
- **In 2024,** received a going private transaction proposal from Nordstrom family and Liverpool
- **In 2024**, launched a new digital marketplace, growing its online product assortment
- **In 2023**, Nordstrom Canada commenced a wind-down of its business operations
- **In 2022**, Liverpool acquired a 9.9% passive stake in Nordstrom for 5.9bn pesos (~$294mm at ~US$18.4 per share)[1]
- **In 2021**, partnered with ASOS for the acquisition of a minority interest in the Topshop, Topman, Miss Selfridge and HIIT brands
- Founded in 1901 and headquartered in Seattle, WA

BUSINESS SEGMENTS

NORDSTROM	NORDSTROM - RACK
Leading destination for a breadth of products across brands, styles and prices	*Premier off-price destination with an industry-leading off-price digital presence*
99 Stores In US	**282** Stores In US
3,000+ Brands Sold	**23** New Stores This Year
40+ In-house Brands	**+5%** 2024E Revenue Growth

KEY MANAGEMENT



Erik Nordstrom
Chief Executive Officer



Peter Nordstrom
President & Chief Brand Officer



Cathy Smith
Chief Financial Officer



Ann Munson Steines
Chief Legal Officer, General Counsel and Corporate Secretary

GEOGRAPHIC PRESENCE


WA
OR
ID
MT
ND
SD
WY
NE
MN
WI
MI
IA
NV
CA
UT
CO
KS
MO
IL
IN
OH
PA
NY
VT
NH
ME
MA
RI
NJ
WV
VA
KY
TN
NC
SC
GA
AL
MS
AR
LA
OK
TX
NM
AZ
FL
AK
HI
Store presence

Source: Company public filings, company website, press releases

Notes: [1] Considers stake at the time of acquisition (pre-dilution effects since then)

J.P.Morgan
PROJECT NAVY 2

C O N F I D E N T I A L Nordstrom At - A - Glance (Continued) (For Reference Only) 3 - YEAR SHARE PRICE PERFORMANCE IN USD (REBASED TO 100%) VALUATION AND FINANCIAL SUMMARY ($mm, Except Per Share Data) $22.93 Share Price (12/9/24) 91.8% % 52 - wk High 175.4 4 Shares Outstanding (mm) $4,022 Market Value $2,690 + Debt 6 ($397) - Cash 6 $6,315 Firm Value tes 2 2026E sus Estima 2025E Consen 2024E 2023A 1 FYE 01/31 $15,559 $15,165 $14,863 $14,693 Revenue 2.6% 2.0% 1.2% (5.4%) % Growth $1,222 7 $1,191 $1,178 $1,084 Adj. EBITDA 5 7.9% 7.9% 7.9% 7.4% % Margin $2.10 $2.03 $2.00 $2.12 Adj. EPS 5 3.4% 1.5% (5.7%) 25.4% % Growth 2026E 2025E 2024E Valuation 0.4x 0.4x 0.4x FV / Revenue 5.2x 5.3x 5.4x FV / EBITDA 10.9x 11.3x 11.5x P / E 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x Current 3 - Months 6 - Months 1 - Year 3 - Years 5.0x 5.1x 5.0x 4.6x Nordstrom 5.3x Dept. Stores 6.1x 5.5x 5.4x 5.6x 5.1x 15.6x 15.6x 15.0x 13.6x Off - Price 16.6x Online Retail 19.9x 17.5x 15.5x 14.8x 15.6x 6.1x 5.3x 19.9x 16.6x 0% December - 2021 December - 2022 3 - YEAR FV / NTM EBITDA 50% 100% 150% 200% 250% December - 2023 December - 2024 8.9% (14.1%) Nordstrom Dept. Stores Off - Price Online Retail S&P 500 3 - Months 6 - Months 1 - Year 3 - Years 3.8% 8.1% 40.2% 8.9% 14.9% (6.4%) 2.5% (14.1%) 6.9% 15.9% 37.2% 36.7% 63.9% 54.8% 88.8% (58.3%) 10.6% 12.9% 31.5% 29.7% 0.0x December - 2021 December - 2022 December - 2023 December - 2024 Source: Factset as of December 09, 2024 Note: FY 1/31; Dept. Stores include Macy’s, Kohl’s, Dillard’s; Off - Price includes TJX, Ross Stores, Burlington; Online retail includes Zalando, Revolve Group, Mytheresa; 1 Historical data as provided by Nordstrom Management and public filings; 2 Broker estimates consider credit card revenue within their projections; 3 Considers stake at the time of acquisition (pre - dilution effects since then); 4 Considers 164.9mm basic shares outstanding and dilution from 7.6mm outstanding options with a weighted average strike price of $35 and 10.5mm RSUs; 5 Adjustments for the 2019A - 2023A period include Canada wind - down costs, Trunk Club wind - down costs, supply chain asset impairment, gain on sale of interest in a corporate office building, Attabotics impairments, and other; 6 Considers Debt and Cash as of Q3’24 (November 2, 2024); 7 Extrapolated based on 2025E EBITDA margin due to lack of broker estimates P R O J E C T N A V Y 3 36.7% 29.7% (58.3%)

CONFIDENTIAL

Financials Summary – Management Vs. Consensus Estimates

(For Reference Only)

Street Case | Nordstrom Mgmt. | Liverpool Mgmt. | 24E - 26E CAGR

$bn

HISTORICAL / PROJECTED

Revenue[1]

	2023A	2024E Street Case	2024E Nordstrom Mgmt.	2024E Liverpool Mgmt.	2025E Street Case	2025E Nordstrom Mgmt.	2025E Liverpool Mgmt.	2026E Street Case	2026E Nordstrom Mgmt.	2026E Liverpool Mgmt.	24E - 26E CAGR (Street / Nordstrom / Liverpool)
Revenue	$14.7	$14.9	$14.8	$14.8	$15.2	$15.3	$15.3	$15.6	$15.8	$15.8	2.3% / 3.5% / 3.5%
% Growth	(5.4%)	1.2%	0.5%	0.5%	2.0%	3.4%	3.4%	2.6%	3.6%	3.6%	

Adjusted EBITDA

	2023A	2024E Street Case	2024E Nordstrom Mgmt.	2024E Liverpool Mgmt.	2025E Street Case	2025E Nordstrom Mgmt.	2025E Liverpool Mgmt.	2026E Street Case	2026E Nordstrom Mgmt.	2026E Liverpool Mgmt.	24E - 26E CAGR (Street / Nordstrom / Liverpool)
Adjusted EBITDA	$1.1	$1.2	$1.1	$1.0	$1.2	$1.2	$1.1	$1.2[4]	$1.3	$1.1	1.8% / 9.2% / 8.5%
% Margin	7.4%	7.9%	7.4%	6.6%	7.9%	8.0%	6.9%	7.9%	8.2%	7.2%	

Capital Expenditures

	2023A	2024E Street Case	2024E Nordstrom Mgmt.	2024E Liverpool Mgmt.	2025E Street Case	2025E Nordstrom Mgmt.	2025E Liverpool Mgmt.	2026E Street Case	2026E Nordstrom Mgmt.	2026E Liverpool Mgmt.	24E - 26E CAGR (Street / Nordstrom / Liverpool)
Capital Expenditures	$0.6	$0.5	$0.5	$0.5	$0.5	$0.4	$0.5	$0.6	$0.4	$0.6	4.0% / (6.7%) / 4.4%
% Revenue	3.9%	3.5%	3.4%	3.4%	3.5%	2.8%	3.5%	3.6%	2.7%	3.5%	

FCF[2]

	2023A	2024E Street Case	2024E Nordstrom Mgmt.	2024E Liverpool Mgmt.	2025E Street Case	2025E Nordstrom Mgmt.	2025E Liverpool Mgmt.	2026E Street Case	2026E Nordstrom Mgmt.	2026E Liverpool Mgmt.	24E - 26E CAGR (Street / Nordstrom / Liverpool)
FCF	$0.5	$0.7	$0.6	$0.5	$0.7	$0.8	$0.5	$0.7	$0.9	$0.6	0.1% / 21.0% / 12.7%
% Conversion[3]	47.5%	55.7%	54.0%	47.9%	55.2%	64.8%	49.4%	53.8%	66.5%	51.6%	

COMMENTARY

Revenue: Nordstrom management forecasts reflect higher growth vs. consensus in driven by strong expansion of Rack footprint and further e-commerce penetration through Marketplace

Adjusted EBITDA: Nordstrom management projects an expansion in EBITDA margin, while consensus estimates projects EBITDA margins in line with historicals and Liverpool management expects lower margins

Capital Expenditures: Nordstrom management expects a decline in CapEx through 2026E, while brokers and Liverpool management project a ~4% CAGR from 2024E-2026E

FCF: Nordstrom management expects to streamline digital/supply chain spend, resulting in capex savings and higher FCF conversion relative to consensus and Liverpool management

Source: Factset as of December 9th, 2024; Liverpool Management & Nordstrom Management projections as of December 9th, 2024

Notes: Financials reflect FYE 1/31; [1] Includes credit card revenue; [2] Defined as Adj. EBITDA less CapEx; [3] Defined as (Adj. EBITDA – CapEx) / Adj. EBITDA; [4] Extrapolated due to lack of broker estimates

J.P.Morgan

PROJECT NAVY 4

C O N F I D E N T I A L P R O J E C T N A V Y Agenda Page 2 Nordstrom Overview 1 5 Navy Valuation 2 14 Appendix 3

CONFIDENTIAL

Key Valuation And Projection Assumptions

General		• Financial projections as provided by Liverpool Management and historical data as provided by Nordstrom Management and public filings • Valuation date as of January 31, 2025
Liverpool Management projections	**Revenues**	• Retail Revenues are calculated based on an average nominal growth of 3.1% for 2024E – 2028E and reaches a target nominal growth of 3.1% in 2033E • Credit Card Revenues represent 3.1% of Retail Revenues in 2024E, increasing to 3.3% in 2026E and remaining constant up to 2033E
	COGS	• Retail Gross margin remains constant at 34.6% from 2024E to 2033E
	SG&A	• SG&A considers salaries, marketing, fulfillment and technology expenses, among others, and grows at an average of 3.0% for 2024E – 2028E, reaching a target nominal growth of 3.1% in 2033E
	D&A	• D&A represents 3.8% of Retail Revenues in 2024E, gradually decreasing to 3.4% by 2033E
	Capital Expenditures	• Capital Expenditures represents 3.5% of Retail Revenues in 2024E, 3.6% from 2025E – 2027E and decreases back to 3.5% from 2028E onwards • Capital Expenditures estimates consider expansion (including new store and distribution center openings) and technology investments
	Working Capital	• Working Capital assumes constant days of inventory, receivables and payables for the period in 2024E - 2033E
Others	**Balance Sheet Items**	• Projected Net Debt as of January 31, 2025, of US$1,860mm[1]
	Terminal Value Assumptions	• Terminal growth rate range: 1.5% – 2.5% • D&A as % of CapEx for terminal period of 96.9% • Effective tax rate of 27.0%[2] • Capex as % of Retail revenues for terminal period of 3.5%

Source: Liverpool Management projections

Notes: [1] Considers outstanding debt of US$2,690mm and Cash & Cash Equivalents of $830mm; [2] As mentioned by Nordstrom's management, although subject to further diligence;

J.P.Morgan

PROJECT NAVY 5

C O N F I D E N T I A L P R O J E C T N A V Y Summary Of Liverpool’s Nordstrom Projections CAGR Liverpool Management Projections Historical FYE – 01/31 ($mm) 24E - 33E 24E - 28E 2033E 2032E 2031E 2030E 2029E 2028E 2027E 2026E 2025E 2024E 2023A 3.3% 3.7% 19,841 19,251 18,680 18,125 17,587 17,065 16,430 15,819 15,272 14,766 14,693 Total Revenues - - 3.1% 3.1% 3.1% 3.1% 3.1% 3.9% 3.9% 3.6% 3.4% 0.5% (5.4%) % Growth 3.3% 3.6% (12,571) (12,197) (11,835) (11,484) (11,143) (10,812) (10,410) (10,023) (9,678) (9,369) (9,303) Cost Of Goods Sold - - 63.4% 63.4% 63.4% 63.4% 63.4% 63.4% 63.4% 63.4% 63.4% 63.4% 63.3% % Of Retail Revenues 3.3% 3.6% 6,642 6,445 6,254 6,068 5,888 5,713 5,501 5,296 5,114 4,951 4,916 Retail Gross Profit - - 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% % Margin Of Retail Revenues 3.0% 3.0% (6,499) (6,306) (6,118) (5,937) (5,760) (5,589) (5,381) (5,210) (5,086) (4,962) (4,824) SG&A - - 33.8% 33.8% 33.8% 33.8% 33.8% 33.8% 33.8% 34.0% 34.4% 34.6% 33.9% % Of Retail Revenues 6.6% 11.1% 771 748 726 705 684 664 640 586 507 436 567 Adj. EBIT - - 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 3.7% 3.3% 3.0% 3.9% % Margin 2.2% 1.8% 655 636 617 599 581 577 568 559 552 538 517 D&A - - 3.4% 3.4% 3.4% 3.4% 3.4% 3.5% 3.6% 3.7% 3.7% 3.8% 3.6% % Of Retail Revenues 4.3% 6.2% 1,427 1,384 1,343 1,303 1,265 1,240 1,208 1,146 1,059 974 1,084 Adj. EBITDA - - 7.2% 7.2% 7.2% 7.2% 7.2% 7.3% 7.4% 7.2% 6.9% 6.6% 7.4% % Margin 3.2% 3.5% 676 656 637 618 599 582 567 554 536 508 569 Capital Expenditures - - 3.5% 3.5% 3.5% 3.5% 3.5% 3.5% 3.6% 3.6% 3.6% 3.5% 4.0% % Of Retail Revenues Sources: Liverpool Management projections Notes: FY 1/31; 6

CONFIDENTIAL

Summary Of Liverpool's Nordstrom Projections

	As of May 2024			As of November 2024			Differences		
FYE – 01/31 ($mm)	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**	**2024E**	**2025E**	**2026E**
Retail Revenue	14,158	14,635	15,099	*14,320*	*14,792*	*15,319*	162	157	220
% Growth	*(0.4%)*	*3.4%*	*3.2%*	*0.7%*	*3.3%*	*3.6%*	*110 bps*	*(10 bps)*	*40 bps*
Credit Card Net Revenue	466	492	512	447	479	500	(19)	(13)	(12)
% Growth	*(1.7%)*	*5.5%*	*3.9%*	*(5.9%)*	*7.3%*	*4.4%*	*(420 bps)*	*180 bps*	*50 bps*
Total Revenues	**14,625**	**15,127**	**15,611**	**14,766**	**15,272**	**15,819**	141	145	208
% Growth	*(0.5%)*	*3.4%*	*3.2%*	*0.5%*	*3.4%*	*3.6%*	*100 bps*	-	*40 bps*
Retail Cost Of Goods Sold	(9,263)	(9,575)	(9,879)	(9,369)	(9,678)	(10,023)	(106)	(103)	(144)
Retail Gross Profit	**4,895**	**5,060**	**5,220**	**4,951**	**5,114**	**5,296**	56	54	76
% Margin Of Retail Revenues	*34.6%*	*34.6%*	*34.6%*	*34.6%*	*34.6%*	*34.6%*	-	-	-
SG&A	(4,906)	(5,032)	(5,135)	(4,962)	(5,086)	(5,210)	(56)	(54)	(75)
% Of Retail Revenues	*34.6%*	*34.4%*	*34.0%*	*34.6%*	*34.4%*	*34.0%*	-	-	-
Adj. EBIT	**456**	**520**	**596**	**436**	**507**	**586**	(20)	(13)	(10)
D&A	517	528	538	538	552	559	21	24	21
% Of Retail Revenues	*3.6%*	*3.6%*	*3.6%*	*3.8%*	*3.7%*	*3.7%*	*20 bps*	*10 bps*	*10 bps*
Adj. EBITDA	**972**	**1,048**	**1,134**	**974**	**1,059**	**1,146**	2	11	12
% Margin	*6.6%*	*6.9%*	*7.3%*	*6.6%*	*6.9%*	*7.2%*	-	-	*(10 bps)*
Adj. EBITDA – Capital Expenditures	**470**	**518**	**588**	**466**	**524**	**592**	(4)	6	4
Capital Expenditures	**(502)**	**(530)**	**(546)**	**(508)**	**(536)**	**(554)**	(6)	(6)	(8)
% Of Retail Revenues	*3.5%*	*3.6%*	*3.6%*	*3.5%*	*3.6%*	*3.6%*	-	-	-
(Inc.)/Dec In OWC	**22**	**(34)**	**(33)**	**10**	**(34)**	**(37)**	(12)	-	(4)
% Of Retail Revenues	*0.2%*	*(0.2%)*	*(0.2%)*	*0.1%*	*(0.2%)*	*(0.2%)*	*(10 bps)*	-	-

Sources: Liverpool Management projections
Notes: FY 1/31;

J.P.Morgan PROJECT NAVY 7

C O N F I D E N T I A L P R O J E C T N A V Y Nordstrom Analysis At Various Prices (For Reference Only) Source: Factset as of December 09, 2024 Note: Analysis does not consider potential transaction fees and expenses; 1 Liverpool Management projections Street Cons. Illustrative Purchase Price Per Share Current Metric ($mm, Except Per Share Items) $34.40 $33.25 $32.10 $30.96 $29.81 $28.66 $27.52 $26.37 $25.22 $24.08 $22.93 50% 45% 40% 35% 30% 25% 20% 15% 10% 5% Implied % Premium To Current Price Implied Premium To: 50% 45% 40% 35% 30% 25% 20% 15% 10% 5% 0% $22.90 3 - Month VWAP 53% 48% 43% 38% 33% 28% 23% 18% 12% 7% 2% $22.43 6 - Month VWAP 70% 65% 59% 53% 48% 42% 36% 31% 25% 19% 14% $20.20 1 - Year VWAP 38% 33% 28% 24% 19% 15% 10% 6% 1% (4%) (8%) $24.99 52 - Week High (As Of 11/25/24) 118% 111% 103% 96% 89% 82% 74% 67% 60% 53% 45% $15.79 52 - Week Low (As Of 12/13/23) 50% 45% 40% 35% 30% 25% 20% 15% 10% 5% (0%) $23.00 Median Analyst Share Price Target 177 177 177 176 176 175 175 175 175 175 175 Fully Diluted Shares Outstanding (MM) $6,095 $5,882 $5,668 $5,454 $5,239 $5,028 $4,826 $4,625 $4,424 $4,223 $4,022 Implied Total Equity Value $2,690 $2,690 $2,690 $2,690 $2,690 $2,690 $2,690 $2,690 $2,690 $2,690 $2,690 (+) Total Debt (As Of 11/02/24) ($397) ($397) ($397) ($397) ($397) ($397) ($397) ($397) ($397) ($397) ($397) ( - ) Cash (As Of 11/02/24) - - - - - - - - - - - (+) Minority Interest (As Of 11/02/24) $8,388 $8,175 $7,961 $7,747 $7,532 $7,321 $7,119 $6,918 $6,717 $6,516 $6,315 Implied Firm Value IMPLIED MULTIPLES 7.1x 6.9x 6.8x 6.6x 6.4x 6.2x 6.0x 5.9x 5.7x 5.5x 5.4x $1,178 FV / 2024E Adj. EBITDA 7.0x 6.9x 6.7x 6.5x 6.3x 6.1x 6.0x 5.8x 5.6x 5.5x 5.3x $1,191 FV / 2025E Adj. EBITDA 8.6x 8.4x 8.2x 8.0x 7.7x 7.5x 7.3x 7.1x 6.9x 6.7x 6.5x $974 FV / 2024E Adj. EBITDA 7.9x 7.7x 7.5x 7.3x 7.1x 6.9x 6.7x 6.5x 6.3x 6.2x 6.0x $1,059 FV / 2025E Adj. EBITDA Mgmt. Case 1 8

CONFIDENTIAL

Standalone Valuation Analysis

Based On Management Projections

(For Reference Only) — applies to 52-Week Trading Range and Broker Price Targets

	METRIC	ILLUSTRATIVE UNITY SHARE PRICE ($ / SHARE)[1]	COMMENTARY ($MM)	NORDSTROM FIRM VALUE ($BN)	NORDSTROM EQUITY VALUE ($BN)
52-Week Trading Range	*FV / 2025E EBITDA*	$15.79 – $24.99	2025E EBITDA[2]: $1,059 Multiple Range: 4.8x – 6.3x	$5.1bn - $6.7bn	$2.8bn - $4.4bn
Broker Price Targets	*FV / 2025E EBITDA*	$14.50 – $26.00 Median: $23.00	2025E EBITDA[2]: $1,059 Multiple Range: 4.6x – 6.5x	$4.8bn - $6.9bn	$2.5bn - $4.6bn
Trading Multiples	*FV / 2025E EBITDA*	$8.50 – $18.50 $43.01 (*Dillard's Reference Multiple of 9.3x*[7])	2025E EBITDA[2]: $1,059 Multiple Range: 3.6x[3] – 5.3x	$3.8bn - $5.6bn	$1.5bn - $3.3bn
Transaction Multiples	*FV / LTM ADJ. EBITDA*	$29.00 – $45.50	LTM EBITDA[4]: $1,114 Multiple Range: 6.6x[5] – 9.3x[6]	$7.4bn - $10.4bn	$5.1bn - $8.1bn
Discounted Cash Flow	*N/A*	$20.16 – $27.32	Discount Rate: 9.0% - 10.0% TVGR: 1.5% - 2.5%	$5.2bn - $6.4bn	$3.3bn - $4.5bn

Pre-Family announcement Share Price As Of 04/17: $17.95

Current Share Price: $22.93

Agreed Price As Of 10/18: $24.25 + $0.25 Per Share Special Dividend

Source: Liverpool Management projections; FactSet as of December 09, 2024

Note: Assumes valuation date of June 30, 2024, and Net Debt of $2,186mm; [1] Rounded to the nearest $0.50 per share expect 52-week trading range and analyst price targets; [2] Liverpool management projections; [3] Represents Macy's affected multiple; [4] Adj. EBITDA as provided by Nordstrom management as of Q3'24; [5] Represents Sycamore / Belk transaction multiple from 2015; [6] Represents Ares / Neiman Marcus transaction multiple from 2013; [7] Brokers estimate a (23%) decline in sales in 2025E

J.P.Morgan PROJECT NAVY 9

C O N F I D E N T I A L 1/31/2025 Valuation Date 9.00% – 10.00% Illustrative Discount Rate 1.5% – 2.5% Terminal Growth Rate Liverpool Management Projections Through FY 2033E UNLEVERED FREE CASH FLOW SUMMARY Illustrative Discounted Cash Flow Analysis Management Projections Terminal 2033E 2032E 2031E 2030E 2029E 2028E 2027E 2026E 2025E 2024E 01/31 fiscal year end, $mm $19,597 $19,213 $18,643 $18,089 $17,552 $17,031 $16,525 $15,910 $15,319 $14,792 $14,320 Retail Revenue $640 $627 $609 $591 $573 $556 $540 $520 $500 $479 $447 Credit Card Revenue $20,237 $19,841 $19,251 $18,680 $18,125 $17,587 $17,065 $16,430 $15,819 $15,272 $14,766 Revenues 2.0% 3.1% 3.1% 3.1% 3.1% 3.1% 3.9% 3.9% 3.6% 3.4% 0.5% % Growth $6,775 $6,642 $6,445 $6,254 $6,068 $5,888 $5,713 $5,501 $5,296 $5,114 $4,951 Retail Gross Profit 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% 34.6% % Margin Of Retail Revenues $1,455 $1,427 $1,384 $1,343 $1,303 $1,265 $1,240 $1,208 $1,146 $1,059 $974 Adj. EBITDA 7.2% 7.2% 7.2% 7.2% 7.2% 7.2% 7.3% 7.4% 7.2% 6.9% 6.6% % Margin ($668) ($655) ($636) ($617) ($599) ($581) ($577) ($568) ($559) ($552) ($538) Less: Depreciation & Amortization $787 $771 $748 $726 $705 $684 $664 $640 $586 $507 $436 Adj. EBIT ($212) ($208) ($202) ($196) ($190) ($185) ($179) ($173) ($158) ($137) ($118) Less: Taxes 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% % Tax Rate $574 $563 $546 $530 $514 $499 $484 $467 $428 $370 $318 EBIAT $668 $655 $636 $617 $599 $581 $577 $568 $559 $552 $538 Plus: Depreciation & Amortization 96.9% 96.9% 96.9% 96.9% 96.9% 96.9% 99.2% 100.1% 101.0% 103.0% 106.0% % Capex ($690) ($676) ($656) ($637) ($618) ($599) ($582) ($567) ($554) ($536) ($508) Less: Capex 3.5% 3.5% 3.5% 3.5% 3.5% 3.5% 3.5% 3.6% 3.6% 3.6% 3.5% % Retail Revenues ($27) ($41) ($39) ($38) ($37) ($36) ($44) ($42) ($37) ($34) $10 Plus: (Inc.)/Dec In OWC (0.1%) (0.2%) (0.2%) (0.2%) (0.2%) (0.2%) (0.3%) (0.3%) (0.2%) (0.2%) 0.1% % Retail Revenues - - - - - - ($56) ($56) ($56) ($56) - Less: Payment Of RSUs $526 $502 $487 $472 $458 $445 $380 $370 $340 $297 $359 Unlevered FCF Source: Public fillings, Liverpool Management projections Notes: Valuation date as of January 31, 2025; Cash flows discounted based on mid - year convention; Multiples calculated in US; Figures consider year end in January 31 st ; P R O J E C T N A V Y 1 Projected Net Debt as of January 31, 2025. Debt calculation does not consider leases; 2 Considers a calculated diluted number of shares outstanding of ~165.3 mm shares for Nordstrom Implied TV / 2033E Adj. EBITDA A + B Firm Value B PV Of Terminal Value A PV Of FCFs Prelim. Terminal Growth Rate Prelim. Terminal Growth Rate Prelim. Terminal Growth Rate 2.5% 2.0% 1.5% 2.5% 2.0% 1.5% 2.5% 2.0% 1.5% 5.7x 5.4x 5.1x 6,375 6,128 5,913 3,858 3,611 3,396 2,517 9.00% Discou nt Rate 5.3x 5.0x 4.8x 5,913 5,709 5,530 = 3,446 3,241 3,063 + 2,467 9.50% 5.0x 4.7x 4.5x 5,513 5,343 5,192 3,094 2,923 2,773 2,419 10.00% % Premium to Current Equity Value Per Share 2 A + B + C Equity Value C Net Debt 1 Prelim. Terminal Growth Rate Prelim. Terminal Growth Rate Prelim. Terminal Growth Rate 2.5% 2.0% 1.5% 2.5% 2.0% 1.5% 2.5% 2.0% 1.5% 19.1% 12.6% 7.0% 27.32 25.82 24.52 4,515 4,268 4,053 (1,860) 9.00% Discou nt Rate 6.9% 1.6% (3.2%) 24.52 23.29 22.20 4,053 3,849 3,670 (1,860) 9.50% (3.6%) (8.1%) (12.1%) 22.10 21.07 20.16 3,653 3,483 3,332 (1,860) 10.00% 10

CONFIDENTIAL

Selected Trading Multiples

$mm, calendarized to 01/31	Share Price	% 52-Wk High *(For Reference Only)*	Equity Value	Firm Value	FV / Revenue 2025E *(For Reference Only)*	FV / Revenue 2026E *(For Reference Only)*	FV / EBITDA 2025E *(For Reference Only)*	FV / EBITDA 2026E *(For Reference Only)*	P / E 2025E *(For Reference Only)*	P / E 2026E *(For Reference Only)*	Dividend Yield *(For Reference Only)*
Based on consensus figures											
Nordstrom	**$22.93**	***91.8%***	**$4,022**	**$6,315**	**0.4x**	**0.4x**	**5.3x**	**5.2x**	**11.3x**	**10.9x**	**3.3%**
Department Stores											
Macy's[1]	$16.72	*75.7%*	$4,782	$7,135	0.3x	0.3x	3.6x	3.8x	6.3x	6.2x	4.2%
Kohl's	$15.26	*51.6%*	$1,774	$6,489	0.4x	0.4x	5.3x	5.1x	10.9x	9.9x	13.1%
Dillard's	$437.14	*91.7%*	$6,952	$6,365	1.0x	1.0x	9.3x	11.2x	14.3x	19.0x	0.2%
Mean		***73.0%***			**0.6x**	**0.6x**	**6.1x**	**6.7x**	**10.5x**	**11.7x**	**5.8%**
Median		***75.7%***			**0.4x**	**0.4x**	**5.3x**	**5.1x**	**10.9x**	**9.9x**	**4.2%**
Off-Price – *(For Reference Only)*											
TJX	$125.90	*98.4%*	$144,180	$142,327	2.4x	2.3x	17.9x	16.4x	27.5x	24.7x	1.2%
Ross Stores	$156.24	*95.5%*	$52,445	$50,309	2.2x	2.1x	15.4x	14.3x	23.3x	21.5x	0.9%
Burlington	$291.34	*97.5%*	$19,545	$20,400	1.7x	1.6x	16.3x	13.8x	30.4x	25.4x	NA
Mean		***97.1%***			**2.1x**	**2.0x**	**16.5x**	**14.8x**	**27.1x**	**23.9x**	**1.1%**
Median		***97.5%***			**2.2x**	**2.1x**	**16.3x**	**14.3x**	**27.5x**	**24.7x**	**1.1%**
Online Retail – *(For Reference Only)*											
Zalando	$36.75	*99.8%*	$9,786	$8,165	0.7x	0.7x	10.7x	9.6x	26.8x	22.4x	NA
Revolve Group	$36.19	*92.7%*	$2,710	$2,458	2.0x	1.8x	29.1x	22.7x	44.8x	NA	NA
MYTE	$6.43	*78.0%*	$559	$576	0.6x	0.5x	18.0x	7.2x	21.1x	20.3x	NA
Mean		***90.2%***			**1.1x**	**1.0x**	**19.3x**	**13.2x**	**30.9x**	**21.4x**	**NA**
Median		***92.7%***			**0.7x**	**0.7x**	**18.0x**	**9.6x**	**26.8x**	**21.4x**	**NA**

Source: Company public filings, Factset as of December 09, 2024
Note: Calendarized to 01/31 FYE; EBITDA figures for European companies adjusted from IFRS to GAAP basis; [1] Represents Macy's effected share price and multiple

J.P.Morgan PROJECT NAVY 11

CONFIDENTIAL

Selected Operating Multiples

(For Reference Only)

$mm, calendarized to 01/31	Revenue 2025E	Revenue 2024E-2026E CAGR	Gross Profit 2025E	Gross Profit % Margin	EBITDA 2025E	EBITDA % Margin	EBITDA 2024E-2026E CAGR	2025E Capex % 2025E Sales	Leverage Ratios Adj. Debt	Leverage Ratios Total Debt	Leverage Ratios Net Debt
Nordstrom (Based on consensus figures)	$14,863	2.3%	$5,461	36.7%	$1,178	7.9%	(2.6%)	3.5%	2.1x	2.3x	2.0x
Department Stores											
Macy's	$21,779	(0.5%)	$8,668	39.8%	$1,975	9.1%	(4.0%)	3.9%	1.7x	1.0x	0.8x
Kohl's	$15,714	2.0%	$5,615	35.7%	$1,233	7.8%	1.6%	3.0%	3.3x	2.3x	2.2x
Dillard's	$6,560	(2.8%)	$2,694	41.1%	$681	10.4%	(19.9%)	1.9%	0.5x	0.5x	NA
Mean		**(0.4%)**		**38.9%**		**9.1%**	**(7.4%)**	**2.9%**	**1.8x**	**1.2x**	**1.5x**
Median		**(0.5%)**		**39.8%**		**9.1%**	**(4.0%)**	**3.0%**	**1.7x**	**1.0x**	**1.5x**
Off-Price – *(For Reference Only)*											
TJX	$59,424	5.9%	$18,137	30.5%	$7,951	13.4%	9.3%	3.4%	1.1x	0.3x	NA
Ross Stores	$22,414	5.9%	$6,290	28.1%	$3,270	14.6%	8.6%	3.7%	1.4x	0.7x	NA
Burlington	$11,682	9.6%	$5,067	43.4%	$1,251	10.7%	17.4%	7.0%	2.3x	1.2x	0.6x
Mean		**7.1%**		**34.0%**		**12.9%**	**11.8%**	**4.7%**	**1.6x**	**0.8x**	**0.6x**
Median		**5.9%**		**30.5%**		**13.4%**	**9.3%**	**3.7%**	**1.4x**	**0.7x**	**0.6x**
Online Retail – *(For Reference Only)*											
Zalando	$11,766	5.7%	$4,708	40.0%	$760	6.5%	12.4%	2.6%	1.7x	0.8x	NA
Revolve Group	$1,216	9.6%	$640	52.6%	$84	6.9%	30.5%	0.4%	0.7x	0.0x	NA
MYTE	$1,018	8.0%	$483	47.5%	$32	3.1%	NA	0.8%	11.4x	15.8x	10.2x
Mean		**7.8%**		**46.7%**		**5.5%**	**21.4%**	**1.3%**	**4.6x**	**5.5x**	**10.2x**
Median		**8.0%**		**47.5%**		**6.5%**	**21.4%**	**0.8%**	**1.7x**	**0.8x**	**10.2x**

Source: Company public filings, Factset as of December 09, 2024
Note: Calendarized to 01/31 FYE; EBITDA figures for European companies adjusted from IFRS to GAAP basis

J.P.Morgan
PROJECT NAVY 12

C O N F I D E N T I A L P R O J E C T N A V Y Selected US Department Stores Transaction Multiples 9.1x 10.0x 5.0x 5.6x 6.0x 10.3x 10.0x 7.9x 10.7x 11.8x 10.7x 9.3x 9.0x 6.6x August 2015 June 2015 September 2013 July 2013 July 2013 October 2016 May 2015 February 2015 January 2014 May 2021 March 2021 June 2017 November 2015 December 2014 Ann. Date Divine Investments SA Acquirer Target FV / LTM EBITDA Median: 10.2x Median: 9.3x Median: 6.0x (For Reference Only) Source: Company public filings, equity research, FactSet 13

C O N F I D E N T I A L P R O J E C T N A V Y Agenda Page 2 Nordstrom Overview 1 5 Navy Valuation 2 14 Appendix 3

C O N F I D E N T I A L P R O J E C T N A V Y Analyst Price Target And Recommendations (For Reference Only) Implied return Target price 1 (US$) Target price date Recommendation Broker 13.4% $26.00 November 27 th , 2024 Hold Broker 1 9.0% $25.00 November 27 th , 2024 Hold Broker 2 6.4% $24.40 December 2 nd , 2024 Hold Broker 3 (8.4%) $21.00 November 26 th , 2024 Sell Broker 4 (4.1%) $22.00 November 28 th , 2024 Hold Broker 5 0.3% $23.00 November 26 th , 2024 Hold Broker 6 (4.1%) $22.00 November 26 th , 2024 Hold Broker 7 9.0% $25.00 November 27 th , 2024 Hold Broker 8 (36.8%) $14.50 November 26 th , 2024 Sell Broker 9 (4.1%) $22.00 November 26 th , 2024 Sell Broker 10 4.7% $24.00 November 27 th , 2024 Hold Broker 11 0.3% $23.00 November 26 th , 2024 Hold Broker 12 0.3% $23.00 Median 1 NORDSTROM - ANALYSTS TARGETS AND RATINGS BROKER COMMENTARY Source: Company public filings, CFIT, Factset as of December 09, 2024 Note: 1 Includes broker estimates not listed “We are encouraged by ongoing momentum in the business, with stronger sales and comp momentum across banners . Further, we were pleased to see product initiatives contribute to stronger full - price sell through… this is balanced by a continued overall lack of leverage in the company’s profitability , where full year operating margin expansion has remained rangebound despite stronger sales momentum.” Broker A, November 27, 2024 “While we recognize an uncertain macro environment, inflationary pressures on the low - income consumer, and merchandising challenges , we believe occasion - based categories should continue to perform well. We continue to favor [Nordstrom’s] off - price, digital, and local market strategy in addition to brand offerings.” Broker B, November 27, 2024 “Longer - term, we remain EW rated, balancing our cautious view on the department store channel against the potential for continued sales acceleration at [Nordstrom] driving operating margin leverage off of multi - year trough levels, as well as the potential for a take - private transaction.” Broker C, November 26, 2024 25% 50% 75% 100% Analyst ratings $15 $18 $21 $27 Price $23.00 $22.93 0% Jan - 24 Mar - 24 May - 24 SELECTED ANALYST RECOMMENDATIONS Aug - 24 Oct - 24 Dec - 24 14

C O N F I D E N T I A L P R O J E C T N A V Y This presentation (the “Valuation Report”) was prepared exclusively for the benefit and internal use of the senior management and board of directors of El Puerto de Liverpool S.A.B. de C.V. (the “Company”) to whom it is directly addressed and delivered in connection with the Transaction (as defined below) and does not carry any right of publication or disclosure, in whole or in part, to any other party. JP Morgan has been retained by the Company to act as financial advisor to the Company in connection with a potential acquisition of Nordstrom, Inc. (together with its subsidiaries and affiliates, the “Counterparty”) (the “Transaction”). This Valuation Report is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. In arriving at our view, we have (i) reviewed certain publicly available business and financial information concerning the Counterparty and the industries in which it operates; (ii) reviewed the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iii) compared the financial and operating performance of the Counterparty with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Counterparty’s common stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management(s) of the Company relating to the Counterparty's business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this Valuation Report. In addition, we have held discussions with certain members of the management of the Counterparty and the Company with respect to the past and current business operations of the Counterparty, the financial condition and future prospects and operations of the Counterparty, and certain other matters we believed necessary or appropriate to our inquiry. The information in this Valuation Report is based upon management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. JPMorgan’s opinions and estimates constitute JPMorgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this Valuation Report, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Counterparty under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Counterparty to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. Actual future results may differ significantly from those suggested in the Valuation Report. Our view is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect our view expressed herein and that we do not have any obligation to update, revise, or reaffirm this view. This Valuation Report does not constitute an opinion as to the fairness, from a financial point of view or otherwise, of the terms of any Transaction, including the consideration to be paid by the Company in any such Transaction, a valuation opinion and we express no view as to the underlying decision by the Company to engage in any such Transaction. We are expressing no view herein as to the price at which the Counterparty’s common stock will trade at any future time. We will receive a fee from the Company for the delivery of the Valuation Report. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Counterparty for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments. The Valuation Report is provided solely for the benefit of the senior management and the board of directors of the Company in connection with and for the purposes of its evaluation of the Transaction, and is not on behalf of, and shall not confer rights or remedies upon, any shareholder, creditor or any other person other than the board of directors of the Company or be used or relied upon for any other purpose. This Valuation Report may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. JPMorgan did not conduct any accounting, financial, legal, tax or any type of audit or due diligence of the Company, its affiliates, the Counterparty or of any third parties. Notwithstanding anything herein to the contrary, the Company and each of their respective employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U . S . federal and state income tax treatment and the U . S . federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U . S . federal or state income tax strategy provided to the Company by JPMorgan . 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JPMorgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia - Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. JPMorgan deal team members may be employees of any of the foregoing entities.